Exhibit 10.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.  OMISSIONS ARE DESIGNATED AS [***].

CHANNEL PARTNER PROGRAM ENROLLMENT FORM

INFORMATION TABLE
“Microsoft” or “MS”: Microsoft Corporation	“Company”: BSQUARE CORPORATION
A company organized under the laws of State of Washington, U.S.A.	A company organized under the laws of United States
AGREEMENT NUMBER	[***]
EFFECTIVE DATE	March 01, 2019
COMPANY TAX ID
COMPANY CONTACT FOR NOTICES	[***] BSQUARE CORPORATION 110 110th Ave. NE Ste. 300 Bellevue, Washington 98004 United States [***]
COMPANY ADMINISTRATOR INFORMATION	[***]
TERRITORY(IES)

Canada, United States, Argentina, Brazil, Chile, Mexico, Peru, Venezuela, Puerto Rico, Cuba, Haiti, Dominican Republic, Jamaica, Trinidad and Tobago, Guadeloupe, Martinique, Bahamas, Barbados, Saint Lucia, Curacao, Aruba, Saint Vincent and the Grenadines, U.S. Virgin Islands, Grenada, Dominica, Cayman Islands, Saint Kitts and Nevis, Sint Maarten,

Turks and Caicos Islands, Saint Martin, British Virgin Islands, Sint Eustatius,

Saba, Anguilla, Montserrat, Colombia, Saint Barthelemy, Antigua and

Barbuda

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INCORPORATION OF TERMS & SIGNATURES

This Channel Partner Program Enrollment Form incorporates by reference all the terms and conditions of the documents identified below (including any other documents or online resources expressly incorporated by reference into such documents) and forms the “Agreement” for purposes of Company’s participation in the Channel Partner Program.

Section Title	Reference Number & Associated Information
GLOBAL PARTNER AGREEMENT	[***]
CHANNEL PARTNER TERMS
CHANNEL PARTNER AUTHORIZATION	Program Appendix	Reference Number
	IOT Disti PAX Program/Product Enrollment	IoT Disti Products
CHANNEL PARTNER PROGRAM ADDENDA	Addendum Included
INVESTMENT PROGRAM EXHIBITS	Exhibit Title	Exhibit Term
to

To the extent that a provision in any one of the foregoing documents is expressly inconsistent with a provision stated in another document comprising the Agreement, the following order of precedence will apply:

•Additional Terms contained in Product Terms Documents will prevail over any inconsistent provisions in Global Partner Terms, Channel Partner Terms, Program Appendices, or Program Execution Guides;

•Provisions in Program Execution Guides will prevail over any inconsistent provisions in Global

Partner Terms, Channel Partner Terms, or Program Appendices;

•Provisions in Program Appendices will prevail over any inconsistent provisions in Global Partner Terms or Channel Partner Terms;

•Provisions in Channel Partner Terms will prevail over any inconsistent provisions in Global Partner Terms; and

•Provisions in this Channel Partner Program Enrollment Form, and any Addenda or Exhibits will prevail over any of the foregoing documents.

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When this Channel Program Enrollment Form is executed by both parties’ authorized representatives, it represents the parties’ entire Agreement related to Company’s participation in Microsoft’s Channel Partner Program, and merges and supersedes all related prior or contemporaneous oral or written communications or agreements on this subject.

	MICROSOFT	COMPANY
AUTHORIZED SIGNATURE		OEMSigner2SignHere
SIGNER NAME & COMPANY ROLE (TITLE)	Simon Pettifer Processor	Peter Biere OCFO OEMSigner2FullName OEMSigner2Title
SIGNATURE DATE	MSOPSSignerDateSigned2/21/2019	OEMSigner1DateSigned2/15/2019 OEMSigner2DateSigned

. .

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IOT DISTRIBUTOR PROGRAM APPENDIX ENROLLMENT TABLE
IOT DISTRIBUTOR PROGRAM APPENDIX 5200005249
PAX BILLING CONTACT	[***] BSQUARE CORPORATION 110 110th Ave. NE Ste. 300 Bellevue, Washington 98004 United States [***]
ADDITIONAL COMPANY CONTACT(s) FOR NOTICES

[***]

BSQUARE CORPORATION

110 110th Ave. NE Ste. 300

Bellevue, Washington 98004

United States

[***]

.

[***]

BSQUARE CORPORATION

110 110th Ave. NE Ste. 300

Bellevue, Washington 98004

United States

[***].

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

GLOBAL PARTNER AGREEMENT

CORE TERMS (“Core Terms”)

These Core Terms, when combined with Program-specific terms, govern how we work together on a Program. “Microsoft” and “Company” mean the respective entities designated in the Enrollment.

1. DEFINITIONS

“Confidential Information” means a party's non-public information, know-how, or trade secrets that

(a) the party designates as being confidential; or (b) given the nature of the disclosure or circumstances surrounding the disclosure, the receiving party should treat as confidential.

“Data Protection Laws” means any Laws applicable to Company or Microsoft, relating to data security, data protection, and/or privacy, including Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to processing of Personal Data and the free movement of that data (“GDPR”).

“Enrollment” or “Program Enrollment” means a form, document, or online enrollment process that identifies contracting parties, as well as the terms and conditions and other documents that relate to a Program, which collectively constitute the “Agreement” for purposes of that Program.

“Excluded License” means any license that includes the following requirement as a condition of use, modification, or distribution of any material subject to that license: such software, or anything combined or distributed with such material, is required to be: (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no charge.

“Force Majeure Event” means fire, casualty, or an act caused exclusively by forces of nature, riot, terrorist act, war, labor dispute, material changes in applicable Laws or court decree. A Force Majeure Event does not include theft or loss, or events caused by the negligent or intentional acts or omissions of the affected party.

“Guide” means a document delivered to Company or published on a Partner Portal that specifies the execution and operational details, policies, and requirements applicable to a Program.

“Investment” means the Microsoft funds, incentives, rebates, assistance, Product use rights, and other benefits that Microsoft may provide to Company.

“Laws” means all applicable international, national, and local laws (including regulations and binding judicial law) as amended, extended, repealed and replaced, or re-enacted.

“Microsoft Affiliate” means an entity that owns, is owned by, or is under common ownership with the Microsoft entity identified in the Enrollment. Ownership means control of more than 50% of equity interests of, or the right to direct the management of, an entity for so long as such control exists.

“Partner Portal” means, with regard to a given Program, the website(s) through which Microsoft may provide Company access to tools, documents, and communications related to that Program.

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“Personal Data” means any information relating to an identified or identifiable natural person, i.e., one who can be identified directly or indirectly by referencing an identifier such as a name, an identification number, location data, an online identifier, or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural, or social identity of that natural person. “Product(s)” means the online services, tools, software, hardware, professional support or consulting services that Microsoft may make available to Company under a Program.

“Program” means an engagement between Microsoft and Company under which Microsoft may make available to Company certain rights, Investments, or other benefits related to using, interoperating with, integrating, sublicensing, distributing, re-selling, promoting, or marketing Products.

“Taxes” means any federal, state, provincial or local taxes, fees, charges, surcharges, or other similar fees or charges arising as a result of or in connection with the transactions contemplated under the Agreement and include, sales and use taxes, value added, gross receipts taxes, utility user’s fees, municipal occupation and license taxes, excise taxes, business and occupations taxes, 911 taxes, franchise fees, universal service fund fees or taxes, regulatory cost recovery and other surcharges, taxes imposed or based on or with respect to or measured by any net or gross income or receipts (other than taxes based upon Microsoft’s net income and any gross receipts taxes imposed in lieu of taxes on the income or profits of Microsoft), franchise taxes, stamp taxes, taxes on doing business, duties, tariffs, levies, and withholding taxes.

2. PROPRIETARY RIGHTS AND CONFIDENTIALITY

2.1

Reservation of Rights.  Except as otherwise expressly granted in the Agreement: (i) each party owns and retains all right, title, or interest in and to its own respective intellectual and other proprietary rights, and neither party grants such rights to the other party; and (ii) all permitted use of Products under a Program is by license only, and is not subject to the “first sale” or similar doctrine under copyright or other applicable intellectual property rights Laws. Any use in the Agreement of words such as “distribute,” “sell,” “price,” “fees,” or similar words is for convenience only, and not to be construed that title to any underlying intellectual property rights in the Products is being transferred.

2.2	Excluded License. Company’s rights to any Products under any Agreement do not include any license, right, power, or authority to subject the Products to any of the terms of an Excluded

License.  Company may use or distribute Products with other material that is subject to an Excluded License only if such Products are used or distributed in a manner that does not subject, or purport to subject, the Products (or any Microsoft intellectual property related to the Products) to the terms of an Excluded License.

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2.3	Proprietary Notices. Neither party will remove any copyright, trademark, patent, or similar notices from the other party’s materials without express written consent from the other party.
2.4

Use of Marks.  Except as expressly provided in the Agreement, or any separate license agreement that is incorporated into the Agreement by reference, the Agreement does not grant either party any right, title, interest, or license in or to any of the other party's trademarks, trade names, trade dress, or logos (collectively, “Marks”). Company may use Microsoft’s corporate name, Product names, and trademarks (“Microsoft Marks”) in plain text (but not logos, trade dress, designs, or word marks in stylized form) to accurately identify and refer to Microsoft and its technology and services. However, in making such references, Company must refrain from use that is likely to cause confusion about Company’s relationship with Microsoft and must comply with Microsoft’s usage guidelines at: https://www.microsoft.com/en-us/legal/intellectualproperty/Trademarks/ENUS.aspx . Company will promptly correct any misuse on notice from Microsoft.

2.5	No Reverse Engineering. Company must not reverse engineer, decompile, or disassemble any Products, except and only to the extent expressly permitted by applicable Laws.
2.6

Antipiracy.  Each party will implement and enforce reasonable internal controls to prevent unauthorized access to (or manufacture, duplication, distribution, delivery, or use of) counterfeit, stolen, pirated, or unlicensed technology, products, or services of the other party by the party’s employees, subsidiaries, subcontractors, and representatives. Each party agrees to promptly report to the other party any suspected counterfeiting, theft, piracy, unauthorized access, or infringement of copyright, trademark, patent, or other intellectual property rights owned or licensed by the other party, and agrees to reasonably cooperate with the other party in the investigation of such unauthorized activities.

2.7	Confidentiality and Publicity
(a)	If separate nondisclosure agreement is in place between Microsoft and Company, such agreement will govern all Confidential Information exchanged between the parties.
(b)	If no such agreement is in effect, the following provisions apply to the parties’ exchange of Confidential Information:
(i)

Company and Microsoft must not disclose any Confidential Information of the other for 5 years following the date of disclosure. However, there is no time limit on disclosure of Confidential Information that contains Personal Data. The receiving party will not be liable for disclosure of information which: (1) it already knew without an obligation to maintain the information as confidential; (2) it received from a third party without breach of an obligation of confidentiality owed to the other party; (i3) it independently developed; or (iv) becomes publicly known through no wrongful act of the receiving party.

(ii)

If either party is required by a court order or applicable Laws to disclose the other party’s Confidential Information, prior to disclosure, the disclosing party must seek the highest level of protection available, and must give the other party reasonable prior notice when possible to allow it to seek a protective order.

(iii)

Neither party is required to restrict work assignments of employees who have had access to Confidential Information. Neither party can control the incoming information the other will disclose in the course of working together, or what its employees will remember, even without notes or other aids. Neither party will bring a claim under trade secret law, or for breach of this Agreement, to the extent arising out of use of Confidential Information in such employees’ unaided memories in the development or deployment of each party’s respective products or services.

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(c)

Except as otherwise required by applicable Laws or as otherwise expressly authorized under the Agreement, neither party will issue any press release, publicity, or other disclosure in any form that relates to the terms of the Agreement or to a party’s relationship with the other party, including in client presentations or client lists, without the other party’s prior written approval.

3. INVESTMENT PROGRAMS

3.1

Availability and Terms.  Microsoft (directly or through a Microsoft Affiliate) may make Investments available to Company to support Company’s use, distribution, promotion, or marketing of Products through an Investment Program.  Microsoft may communicate available Investment Programs through various Enrollment processes. Such communications may include reference to an Investment Program as a Program covered by a broad Enrollment, or through a standalone Enrollment specific to an individual Investment Program.  In each instance, the related Investment Program will describe or identify the eligibility, criteria, term length, and other terms and conditions applicable to the Investment Program.  The Investment Program and related documents, including Guides, may be delivered directly to Company or published on a Partner Portal.  Unless a different notice period is set forth in the Investment Program terms, Microsoft may change the terms of, or discontinue, any Investment Program or related Guide for any reason or no reason, on 30 days’ notice to Company.

3.2

Participation and Eligibility.   To participate in an Investment Program, Company must meet the Investment Program eligibility criteria. To receive Investments under an Investment Program, Company must perform and comply with the Investment Program terms, and must comply with any separate agreements that may be prerequisites for Company’s participation in the Investment Program. Participation by Company is voluntary.  Payment terms for an Investment Program will be set forth in the applicable Investment Program terms or related Guides.

3.3

Verifying Investment Program Compliance.  Company must keep complete and accurate records relating to Company’s use of any funds provided by Microsoft, and proof of execution of activities, related to an Investment Program. Microsoft reserves the right to execute a review or an audit of such records by itself or through its authorized agents. If Microsoft discovers a discrepancy in amounts paid versus amounts earned (whether through audit or through other means), Company agrees to cooperate with Microsoft in connection with any reviews and audits, including to provide relevant documents, and to reconcile any errors or omissions, and promptly pay Microsoft any funds owed. In addition to other remedies, Microsoft reserves the right to withhold amounts due to Company under an Investment Program to offset amounts owed by Company. Provided that a material breach of an Investment Program is not disclosed or discovered in a previous audit, audits under this section will not be conducted more than once in a calendar year.

3.4

Termination or Suspension for Breach.  In addition to any other termination rights specified elsewhere in the Agreement, and unless otherwise expressly set forth in the Investment Program terms, Microsoft may terminate or suspend Company’s participation in an Investment Program immediately for cause if Company materially breaches any terms of any separate agreements that are prerequisites for participation in that Investment Program.

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3.5

Taxes Related to Investment Programs.  If Microsoft (or a Microsoft Affiliate) makes Investments available to Company, the stated amount of such Investments will include all applicable Taxes, including net income or gross receipts Taxes. Company will be responsible for all such Taxes that arise because of, or are related to, such Investments. If any Taxes are required to be withheld on payments made by one party to the other, the paying party may deduct such Taxes from the amount owed and pay them to the appropriate taxing authority, provided, however, that the paying party promptly secures and delivers an official receipt for those withholdings and other documents reasonably requested by the other party to claim a foreign tax credit or refund. The parties will use reasonable efforts to minimize any Taxes withheld to the extent possible under applicable Laws.

4. BUSINESS INTEGRITY PRINCIPLES

4.1	Compliance with Laws. Each party will conduct its respective business activities in full compliance with all applicable Laws. Without limiting the foregoing, each party will:
(a)

comply with (i) Laws that apply to the other party’s materials or to the use, transfer, import, export, or re-export of any Products licensed or distributed under the Agreement (including the U.S. Export Administration Regulations and the International Traffic in Arms Regulations); (ii) any end-user, end-use, and destination restrictions of the U.S. and other governments; and (iii) the guidelines related to exporting Microsoft Products at:  http://www.microsoft.com/enus/exporting.

(b)

comply with all Laws (and pay the related fees and taxes that it owes) that govern environmental protection, including Laws related to use, import, collection, treatment, recovery, recycling, disposal, and reuse of Products (including packaging);

(c)	comply with Laws that govern the rights to and protection of the other party’s copyrights, trademarks, patents, trade secrets, and other forms of intellectual property;
(d)	comply with Laws that govern labor practices, human rights, and health and safety;
(e)	obtain any required local government approvals, each at its own expense; and
(f)

timely provide (at the requesting party’s commercially reasonable request and expense), information and assistance as necessary to comply with Laws, or to register or report to any governmental agency or certification body that regulates or certifies the use, licensing or distribution of Products.

4.2	Customer Privacy and Data Security. Each party will comply with Data Protection Laws (as defined herein). Without limiting the foregoing, each party will:
(a)	not use or share Personal Data received from the other party (or its customers) for any purpose for which it has not obtained consent;
(b)	establish independent procedures for managing and responding to any communication from a customer seeking to exercise its rights under Data Protection Laws;
(c)	provide reasonable assistance to the other in responding to any requests, investigation, consultation, or claims from a customer, regulator, or supervisory authority concerning Data Protection Law;

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(d)	take appropriate security measures that are required by Data Protection Laws, and in accordance with good industry practice relating to data security; and
(e)	refrain from transmitting unsolicited commercial communications in any manner that would violate applicable Laws.
4.3

Business Conduct.  Each party will conduct its respective business activities with integrity, and in full compliance with all applicable Laws relating to business conduct. Without limiting the foregoing, each party will:

(a)

comply with anti-corruption Laws, such as the U.S. Foreign Corrupt Practices Act, and other Laws prohibiting bribery, corruption, inaccurate books and records, inadequate internal controls, and money-laundering;

(b)

ensure that none of its representatives directly or indirectly pays or offers to pay anything of value (including gifts, travel, hospitality, charitable donations, or employment) to any candidate for political office or to any official or employee (including elected officials or any private person acting on behalf of a public sector entity) of any governmental entity, public international organization, or political party, to improperly influence any act or decision of such person for the purpose of promoting the business interests of either party;

(c)	refrain from making any unauthorized representation or commitment on behalf of the other party;
(d)	ensure that all communications to its customers and the other party are complete, truthful, accurate, not misleading, and include any required disclosures; and
(e)	refrain from retaliating against anyone who has, in good faith, reported a possible violation of the foregoing commitments.
4.4	Business Conduct Training
(a)

Microsoft will provide regular annual training on anti-corruption laws and business integrity principles to its employees who resell, distribute, or market Products. For additional information on Microsoft’s commitment to anti-corruption, see http://www.microsoft.com/enus/legal/Compliance/anticorruption/default.aspx.

(b)

For Company employees in a position to influence the pricing, terms, or conditions under which Microsoft Products are distributed, resold, or marketed (but excluding employees engaged solely in distribution of Products to end consumers), Company will:

(i)	provide regular training on anti-corruption laws and business integrity principles to its employees who use, resell, distribute, or market Products; or
(ii)

ensure (and certify upon request) that such employees regularly complete online anticorruption training made available free of charge by Microsoft at https://partner.microsoft.com/en-us/training/required-training .

4.5

Monitoring and Reporting.  If either party has a good-faith reason to believe that the other party is in violation of anti-corruption laws in connection with business or sales activity relating to the Agreement, it will notify the other party with a general description of the nature of the concern, and the reason for its belief. Company may contact Microsoft’s Anti-Corruption Alias (ANTICPT@microsoft.com) or the Business Conduct Alias (BUSCOND@microsoft.com) with questions or requests for further information or guidance. The parties will confer in good faith on an appropriate and lawful approach to addressing the concern.

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5. GENERAL

5.1	Relationship of the Parties
(a)

Non-Exclusive relationship.  The parties are working together on a non-exclusive basis. Engagements between the parties will not be interpreted to limit either party’s right to obtain, promote, or distribute products or services from other sources, and will not restrict either party’s freedom to set prices for its products.

(b)

Right to independent development.  Neither party is restricted from independently developing or acquiring new products or services, improving existing products or services, or marketing any new, improved, or existing products or services.

(c)

Independent contractors.  Any use of the term “partner” is for reference purposes only. The parties are independent contractors and do not intend to create an employer-employee relationship, partnership, joint venture, agency relationship, or fiduciary relationship.

(d)	Costs. Each party will bear its own costs of performance under the Agreement, unless otherwise specified.
5.2	Applicable Law and Venue
(a)

Each party consents to the exercise of personal jurisdiction by the applicable courts and the choice of law set forth in Exhibit A (if attached), or as otherwise designated in a Program Enrollment or Investment Program terms.

(b)	The United Nations Convention on Contracts for the International Sale of Goods does not apply to the Agreement.
(c)	Either party may pursue injunctive relief against the other party in any forum to protect its intellectual property rights arising out of or related to the Agreement.
(d)

If either party employs attorneys to enforce any rights related to the Agreement, the primarily prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and other expenses if permitted by Laws.

5.3

Assignment.  Microsoft may assign the Agreement (or delegate certain duties) to a Microsoft Affiliate at any time upon 30 days’ notice, provided that such assignment (or delegation) will not materially impair Company’s rights and remedies under the Agreement. Except for such right, neither party may assign the Agreement (whether by merger, asset sale, operation of law, or otherwise) without the prior written approval of the other party, and any attempted assignment in violation of the Agreement shall have no effect.

5.4	Notices
(a)

Legal notices under the Agreement (for example, notices related to assignment, termination, audit, and indemnification) must be in writing (which may be in electronic form if permitted by applicable Laws), signed by an authorized representative, and addressed to the contacts provided by the receiving party. Legal notices will be deemed received 7 business days after notice has been sent via email, air express courier (charges prepaid), or by postal service (postage prepaid, certified or registered, prepaid recorded delivery). If permitted by the Agreement, business notices (for example, notices related to Guide updates, and Price List changes) may be subject to different notice requirements or delivery methods, including delivery on a Partner Portal.

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(b)

If Microsoft makes a Partner Portal available to Company in connection with a Program, Company will ensure that its relevant employees, agents and permitted customers (“Company Representatives”) become familiar with the Partner Portal and consult it on a regular basis to receive communications and business notices from Microsoft. Company is solely responsible for managing which Company Representatives are authorized to access and transact with the Partner Portal on Company’s behalf.

5.5	No Waiver. Failure to enforce any provision of the Agreement will not constitute a waiver. Any waiver must be in writing and signed by the waiving party.
5.6

Amendments.  Except as otherwise expressly permitted in the Agreement, no amendment or modification of any provision of the Agreement will be effective unless it is in a writing signed by authorized representatives of both parties.

5.7

Force Majeure.  Neither party will be liable for failing to perform under the Agreement to the extent that a Force Majeure Event caused the failure. The party subject to the Force Majeure Event must notify the other party and must perform the obligations that were not performed as soon as the Force Majeure Event stops.

5.8

Severability and Counterparts.  If a court of competent jurisdiction finds any term of the Agreement illegal, invalid, or unenforceable, the remaining terms will remain in full force and effect. The Agreement may be signed in counterparts, which together constitute one instrument.

5.9

References.  The section headings and titles of the provisions of all parts of the Agreement are for convenience only and do not affect the interpretation of any provision. Unless specifically stated, the plural shall include the singular. URLs are understood to also refer to successor URLs, URLs for localized content, and information or resources linked from within the websites at the specified URLs. All references to days will mean calendar days unless otherwise specified.

5.10

English Language.  Unless required by Laws or as otherwise provided in the Agreement, the English language version of all parts of the Agreement controls, and communications and notices under the Agreement must be in the English language to be effective. Any translations of the Agreement, in whole or in part, that Microsoft may provide as a courtesy are not official or binding. If Company is in Canada, it is the express wish of both parties that the Agreement, and any associated documentation, be written and signed in English. C’est la volonté expresse des parties que la présente convention ainsi que les documents qui s’y rattachent soient rédigés en anglais.

5.11

Survival. Except as otherwise expressly provided, the provisions of the Agreement requiring performance (or applying to events that may occur) after termination will survive termination or expiration, including all terms pertaining to confidentiality, indemnification, allocation and limitation of risk and liability, any perpetual licenses, and ownership.

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EXHIBIT A

APPLICABLE LAW AND VENUE

MICROSOFT CONTRACTING ENTITY	CHOICE OF LAW AND VENUE
Microsoft Corporation Americas Operation Center 6100 Neil Rd. Reno, NV 89511

The laws of the State of New York govern the Agreement, regardless of conflict of laws principles. The federal courts in Washington State or New York State are the exclusive venues for all disputes arising from this Agreement. The state courts of Washington State are the exclusive venue if there is no federal subject matter jurisdiction. Each party consents to the exercise of personal jurisdiction by these courts. Each party agrees that it cannot revoke this consent.

Microsoft Ireland Operations Limited One Microsoft Place South County Business Park Leopardstown Dublin 18, Ireland D18 P521

If Microsoft executes the Agreement by Microsoft Ireland Operations Limited, the laws of Ireland govern this Agreement, regardless of conflict of laws principles. The courts of Dublin, Ireland are the exclusive venues for all disputes arising from this Agreement. Each party consents to the exercise of personal jurisdiction by these courts. Each party agrees that it cannot revoke this consent.

Microsoft India Corporation DLF Cyber Greens, 9th Floor, Tower A DLF Cyber City, Sector 25 A Gurgaon 122002

This Agreement is construed and controlled by the laws of

Singapore. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, must be referred to and finally resolved by arbitration in

Singapore under the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”), which rules are deemed to be incorporated by reference into this section. The language of the arbitration will be English.  The decision of the arbitrator will be final, binding and incontestable and may be used as a basis for judgment thereon. The courts of New Delhi shall have exclusive jurisdiction to entertain any suits relating to enforcement of the award and/or for award of any interim protection.

Microsoft China Company Limited 1st Floor, Microsoft Tower, LSH Plaza, 8 Wangjing Street, Chaoyang District Beijing 100102, PRC

The Agreement will be construed and controlled by the laws of the People’s Republic of China. Company consents to submit any dispute relating to the Agreement and any addendum to binding arbitration. The arbitration will be at the China International Economic and Trade Arbitration Commission in Beijing (“CIETAC”) according to its then current rules.

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GLOBAL PARTNER AGREEMENT CHANNEL TERMS (“CHANNEL TERMS”)

These Channel Terms apply to Company’s distribution of Products through an authorized distribution channel.

1. DEFINITIONS

“Claim” means a third-party action, cause of action, suit, or judicial claim brought by a party other than Company or a Company Affiliate.

“Company Affiliate” means an entity that owns, is owned by, or is under common ownership with Company.  Ownership means control of more than 50% of the equity interests of, or the right to direct the management of, an entity for so long as such control exists.

“Customer” means an individual or legal entity within the Territory that meets the qualifying customer criteria set forth in a Program Appendix.

“Customer Agreement” means an agreement between a Customer and Microsoft, or a Microsoft Affiliate, and the associated Microsoft license terms that govern a Customer’s use of a Product.

“Material Discrepancy” means either (i) a material breach of the Agreement; or (ii) amounts revealed to be owed by Company to Microsoft in excess of the specific percentage or dollar amount threshold set forth in the Enrollment or Program Appendix.

“Offset” means the withholding or deduction from the payment of any invoice amount or amount due by offset, counterclaim, or otherwise.

“Price List” means the then current list of Products from which Company may order Products for a Product Fee under a Program Appendix.

“Product Fee” means the royalty, commission, fee, or price to be paid for a Product under a Program Appendix.

“Product Materials” means the materials, disclosures, and Customer Agreements associated with a specific Product.

”Product Terms” or “Additional Terms” means the additional terms, conditions, or restrictions that apply to specific Products in connection with a Program.

“Relevant Records” means, collectively, the books, documents, data, records, papers, and other information and materials related to transactions and obligations contemplated by the Agreement.

“Program Appendix,” “PAX” or “Program Authorization” means the additional terms applicable to a specific channel authorization, which terms may include authorizations, license grants, restrictions, eligibility or competency requirements, and similar terms.

“Territory” means the geographic region designated in the Enrollment or in a Program Appendix and in which Company is authorized to exercise its rights in connection with the related Program.

“Unauthorized Disposition” means theft, loss, transfer, sale, or distribution of Product other than as expressly permitted by the Agreement, including transfer, sale, or distribution of Product outside of the Territory or to an unauthorized party.

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2. GENERAL RESTRICTIONS AND OBLIGATIONS

2.1	General Restrictions
(a)

Third-Party Rights.  Except as required by Law, Microsoft grants no rights to Company to sublicense Products, or any rights under the Agreement, to any third parties (including Company Affiliates or subcontractors) unless such rights are expressly provided in a Program Appendix.

(b)

No Internal Use Rights.  Company may not (i) use Products acquired under the Agreement for its own internal use; or (ii) distribute or otherwise transfer Products acquired under the Agreement to any of its Affiliates unless, and then only to the extent that, a Program Appendix or any Additional Terms expressly permit such use.

(c)	No Modifications. Company may not modify any Product (or any packaging or Product Materials) unless Microsoft directs or permits Company to do so in writing.
(d)

No Conflicting Commitments.  Company may not make any representation, warranty, guarantee, or promise with respect to any Product that would conflict with or expand Microsoft’s obligations to a Customer or end user. Company’s instructions to Customers on the use of Products must be consistent with any warranty document, services terms, or end user documentation provided by Microsoft and the Customer Agreement.

2.2	General Obligations
(a)

Technology.  Company agrees to do the following as required to perform its obligations under the Agreement (i) provide the necessary equipment, technology, and infrastructure; and (ii) take necessary steps, on an ongoing basis and as applicable, to access and use Microsoft online tools and Partner Portals.

(b)

Security and Unauthorized Disposition.  Company will take commercially reasonable measures to protect Products and Product Materials under its possession or control from any damage, destruction, or Unauthorized Disposition, and will comply with any additional security requirements otherwise set forth in the Program Appendix and any associated Guide.  Each party agrees to (i) promptly notify the other party if it becomes aware of any material Unauthorized Disposition; and (ii) reasonably cooperate to investigate the suspected activities, and to share relevant information in furtherance of the Agreement.

(c)	Customer Support. Company agrees to use commercially reasonable efforts and professional care and skill in providing service and support to its Customers as may be otherwise required by the Agreement.

3. PRODUCT FEES AND ORDERING, GENERAL

3.1

Available Products and Price Lists.  Microsoft will designate one or more Price Lists for each Program.  The Price List(s) will include the Product Fee for each Product.  The Program Appendix or an associated Guide will set forth the process for ordering Products from Microsoft, and how Microsoft will make such Products available to Company under the related Program authorization.

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3.2

Ordering.  Company agrees to submit orders to Microsoft only in quantities that Company can distribute in the normal course of its business.  Microsoft will have no obligation to fulfill orders or liability to Company due to lack of Product availability, any Product shortage, or any delay in fulfillment. Fulfillment times are estimates only.  Microsoft may allocate Products or limit the amount of Product available for order, including in advance of new releases or price changes. Any terms or conditions that Company includes with its orders, invoices or web portals, or otherwise provides to Microsoft in connection with this Agreement, are hereby excluded and will be deemed void and will not amend or modify this Agreement.

3.3	Change Management
(a)

Notice of Changes.  Microsoft may implement updates and changes to its Price List, the Product Fees, available Products and Product features, Product Terms, Product Materials, Guides, and similar documents on notice to Company as set forth in the Program Appendix.

(b)

Acceptance of Changes.  Company agrees that its ordering of a Product represents its acceptance of the Agreement at the time the order is placed, including the Guides, Product Fees and the Product Terms that are applicable to such Product and also in effect at the time the order is placed.

3.4	Company Pricing. Except as otherwise provided in the Agreement, Company has full discretion to set its own pricing for the resale or distribution of Products.

4. REPORTING, INVOICING AND PAYMENT, GENERAL

4.1

Reporting.  Company will comply with any reporting obligations described in the Program Appendix and any associated Guide. If Company fails to timely or completely report, Microsoft may, and without waiving any other rights it may have, suspend Company’s orders or withhold amounts due under Investment Programs until Microsoft receives all past due reports.  Microsoft will not invoke its right to remedies in this regard if Company reporting is late due to a Microsoft reporting systems issue.

4.2	Payment
(a)

Microsoft will invoice Company for Product Fees owed to Microsoft, and Company must pay Microsoft such Product Fees on the due date and in the currency stated, in accordance with the payment and invoicing process set forth below.  Company will decide whether to extend credit to its Customers or resellers.  A Customer’s or reseller’s failure to pay Company will not relieve Company of its payment obligations to Microsoft.

(b)

All payments to Microsoft by Company must be made by electronic funds transfer.  Company must provide payment remittance details at or before the time of payment. Remittance detail must indicate the Microsoft invoice number(s) and credit memo number(s) issued which are being paid and claimed respectively. Any remittance sent to Microsoft’s bank after the cut-off time will not be considered received until the following day and may become subject to late payment penalties.

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4.3	Offsets
(a)

Company Offsets.  Company may not take any Offsets before Microsoft issues a credit under a Program (and then only in the amount of such credit communicated by Microsoft).  This includes returns, rebates, credits for Investment Programs, price adjustments, billing errors, shipping claims, handling fees, allowances, remittance costs, commissions, disputes, and other charges.

(b)	Microsoft Offsets. Microsoft may Offset accruals for any credit or Investments that Company is due to amounts owed by Company to Microsoft under the Agreement.
4.4

Invoice or Payment Discrepancies.  If Company identifies a discrepancy between any quantity, Product Fee, Investment or other amount (a) as invoiced or payable by Microsoft, versus (b) as reported by Company or reflected in Company’s records, then Company must report that discrepancy to Microsoft within 25 days after the invoice issue date (or as otherwise stated in the Program Appendix or Guides) and provide adequate and timely assistance to Microsoft to investigate and resolve the discrepancy.  If Microsoft determines that Company has overpaid, Microsoft will give Company a credit.  Any payment disputes will be treated separately from Company’s obligation to pay invoices and other amounts when due, and Company may not withhold or Offset any amounts due before the dispute is resolved and any related credits are issued (and then only in the amount of such credit).

4.5

Late Payment.  If Company fails to cause the full invoice payment to be received by Microsoft by the payment due date, an audit reveals an underpayment, or Company takes an unauthorized Offset, Microsoft may take any (or any combination) of the following actions to the maximum extent permitted by Laws, and without waiving any other right or remedy it may possess:

(a)	charge interest (of no less than 1% per month, unless prohibited by Law) and late fees on the past due amount from the first day the amount is past due until the amount is paid in full;
(b)	suspend all pending orders, further shipments, or Company’s access to Products under the

Agreement or one or more Program Appendices;

(c)	require the prepayment of Product Fees on future orders, place Company’s account on hold, reduce Company’s credit limit, or require that Company provide a bank guarantee or other form of security; or
(d)	withhold the past-due amount from any other amounts payable by Microsoft to Company under the Agreement.
4.6

Taxes.  Company is responsible for Taxes and will pay to Microsoft any applicable Taxes that Company owes solely from entering into the Agreement and which are permitted to be collected by Microsoft under Laws. Microsoft will not collect any Taxes covered by a valid exemption certificate that Company provides. If any Taxes are required to be withheld on payments made by Company to Microsoft, Company may deduct such Taxes from the amount owed to Microsoft and pay them to the appropriate taxing authority, but only if Company promptly secures and delivers an official receipt for those withholdings and other documents reasonably requested by Microsoft to claim a foreign tax credit or refund. Company must deliver the receipt within 60 days of payment of the Tax, or maximum time allowed for delivery of the receipt under Laws. Company will use reasonable efforts to ensure that any Taxes withheld are minimized to the extent possible

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under Laws. The withholding taxes referred to in this section apply to withholding taxes required by the taxing authorities on payments to Microsoft only and do not include any withholding taxes suffered by Company for payments made to Company by its Customers.  For clarity, Company will be responsible for Taxes withheld on payments to or between Company and any Company Affiliates. If Company does business in a jurisdiction that collects VAT, GST, or other similar Tax, Company must provide a tax ID or business number, as applicable, upon request.

4.7	Company’s Financial Condition
(a)	Microsoft is under no obligation to extend credit to Company, and Microsoft reserves the right to impose or adjust at any time the limits on any line of credit granted to Company.

Company will provide financial statements audited by an independent third party to Microsoft upon Microsoft’s request to verify Company’s financial condition.

(b)

If Company does not provide the requested financial statements, Microsoft may: (i) request advance payment for any pending or future order; (ii) suspend acceptance of orders until Microsoft receives the financial statements; or (iii) place the account on hold or reduce the credit limit to levels deemed appropriate by Microsoft. Furthermore, in the event of contract renewal or extension, Microsoft may delay the renewal of the contract until the latest financial statements, requested guarantees or satisfactory answers to clarification(s) requested have been provided. At any time during the Term, Microsoft may require one or more bank guarantees or other forms of security, in amounts, in a form, and with a bank acceptable to Microsoft.

(c)

Company agrees to promptly notify Microsoft in case of any changes in the structure of its organization that will materially impact how Microsoft and Company engage under the Agreement, including: (i) significant changes in ownership; (ii) changes in company name (both legal name, trade name and/or business name); (iii) mergers/amalgamations/divestments; (iv) location changes; and (v) changes in the operational activities of the organization. Changes in relation to the legal name or registered address of the Company must be supported by an updated tax certificate showing the tax/ VAT registration numbers after the change and any other information or documentation reasonably requested by Microsoft. Company must also promptly notify Microsoft of any change of any Company notice contact name, email or other address, or other information required by a Guide. If a Microsoft agreement number has been assigned, the notice must also reference the applicable Microsoft agreement number.

(d)

A “financial statement” means a balance sheet as of the last day of the calendar quarter or fiscal year, an income statement, statement of cash flows, and any related notes for the quarter and year-to-date, prepared in accordance with “GAAP,” international financial representation standards, or other generally accepted accounting principles in Company’s jurisdiction.  Company must clearly note any departure in the quarterly statements from these principles.  Company’s authorized officer must sign the statements as being legitimately representative of Company’s books and accounts.

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5. AUDIT, GENERAL

5.1

Duty to Maintain Records.  During the term of the Agreement, and for 2 years after its termination or expiration (the “Audit Period”), Company will maintain complete and accurate Relevant Records. The Relevant Records must not contain any false, misleading, incomplete, inaccurate, or artificial entries.

5.2

Right to Audit.  Microsoft may use a third-party auditor (“Auditor”) to review Relevant Records and audit Company’s premises, operations, processes, and Relevant Records during the Audit Period, to verify performance under the Agreement.  Any third-party Auditor will (a) be independent and internationally recognized, certified or chartered, (b) not be hired on a contingency basis; and (c) be instructed by Microsoft to treat Company’s Confidential Information in accordance with applicable professional standards and the confidentiality requirements in Section 2.7 (Confidentiality and Publicity) of the Core Terms. Except for with respect to Investment Programs, Microsoft will not audit Company more than one time per calendar year to verify performance under this Section 5 unless a prior audit has revealed a Material Discrepancy or noncompliance with Section 4 (Business Integrity Principles) of the Core Terms.

5.3	Audit Procedure
(a)

Microsoft will provide not less than 30 days’ prior notice to Company before beginning an audit. Audits will take place during Company’s regular business hours, and the Auditor will use commercially reasonable efforts to avoid disrupting Company’s operations. Company personnel may escort the Auditor on Company’s premises.  If an audit is conducted with notice, Company will have all Relevant Records and operations available to the Auditor at the beginning of the audit.  Microsoft may have the Relevant Records audited at multiple sites to verify performance under the Agreement. At Microsoft’s option, Company will make all Relevant Records, available to Auditor at one location. If Relevant Records are co-mingled with Company’s other non-relevant and confidential information, Company may redact the Relevant Records with respect to the other non-relevant and Confidential Information.  Company will provide reasonable access to Microsoft or its Auditor to facilitate the audit and permit Microsoft or its Auditor to copy records. At Microsoft’s request, Company will make relevant employees available to the Auditor during the audit. Microsoft will provide Company with a summary of the audit findings upon request.

(b)

If Microsoft has credible and reliable evidence that counterfeiting, piracy or corruption may have occurred, Microsoft or its Auditor may enter Company’s premises without notice to investigate compliance with the Agreement. Company must use reasonable efforts to cooperate with Microsoft to carry out an investigation of the suspected activities. If an investigation results in a referral to law enforcement agencies, or if Microsoft initiates other legal action to enforce its rights against responsible parties, Company agrees to provide reasonable and timely cooperation and information.

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5.4

Payment of Audit Costs and Amounts Due.  Microsoft will pay the cost of audit expenses for verifying Company’s compliance with the Agreement except as provided below. If the audit reveals any discrepancy, Company must promptly pay Microsoft any unpaid amounts due, together with any applicable late fees and interest, calculated from  the date on which such amount became due to Microsoft from the Company, and promptly correct any errors or omissions disclosed by the audit. If the audit reveals a Material Discrepancy, Company must also promptly reimburse Microsoft for the reasonable costs of the audit.

6. WARRANTIES, DISCLAIMERS AND REMEDIES, GENERAL

6.1

NO IMPLIED WARRANTIES OR REPRESENTATIONS.  EXCEPT AS EXPRESSLY PROVIDED IN A PROGRAM APPENDIX, ALL PRODUCTS ARE PROVIDED TO COMPANY “AS IS.” THE FOREGOING “AS IS” WARRANTY, AND ANY WARRANTIES EXPRESSLY SET FORTH IN A PROGRAM APPENDIX, ARE THE ONLY WARRANTIES MADE BY EITHER PARTY TO THE OTHER.  NEITHER PARTY MAKES ANY OTHER WARRANTIES, REPRESENTATIONS, CONDITIONS OR GUARANTEES TO THE OTHER RELATED TO THE AGREEMENT.  TO THE MAXIMUM EXTENT PERMITTED BY LAWS, EACH PARTY DISCLAIMS ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

6.2

HIGH RISK USE WARNING.  THE PRODUCTS ARE NOT DESIGNED OR INTENDED FOR HIGH RISK USE SCENARIOS WHERE FAILURE OR FAULT OF ANY KIND OF THE PRODUCT COULD REASONABLY BE SEEN TO LEAD TO DEATH OR SERIOUS BODILY INJURY, OR TO SEVERE DAMAGE TO TANGIBLE OR INTANGIBLE PROPERTY OR THE ENVIRONMENT.

6.3

NO WARRANTIES FOR OTHER ITEMS.  EXCEPT AS EXPRESSLY PROVIDED IN A PROGRAM APPENDIX, MICROSOFT MAKES NO WARRANTIES, REPRESENTATIONS, OR CONDITIONS AS TO ITEMS DISTRIBUTED UNDER A THIRD-PARTY NAME, COPYRIGHT, TRADEMARK OR TRADE NAME THAT MAY BE OFFERED OR COMBINED WITH OR INCORPORATED INTO THE PRODUCTS.  TO THE MAXIMUM EXTENT PERMITTED BY LAWS, MICROSOFT WILL HAVE NO LIABILITY IN CONNECTION WITH THE THIRD-PARTY ITEMS (SUCH AS ANY SUPPLY OR FAILURE TO SUPPLY THEM).

7. DEFENSE OF THIRD-PARTY CLAIMS, GENERAL

7.1

Application.  Each Program Appendix will identify whether indemnity or defense obligations apply to that channel authorization and the related terms.  In the event that a Program Appendix requires a party (a “Defending Party”) to defend at its own expense the other party (the “Tendering Party”) in a Claim, and to pay a judgment or settlement in such Claim, such requirement will be subject to the conditions and limitations set forth in the Agreement, including those in Section 7.2 below

7.2	Conditions
(a)	The Tendering Party must promptly notify the Defending Party in writing of the Claim, specifying the nature of the claim and the relief sought.
(b)

Except as set forth below, the Defending Party will have sole control over the defense and/or settlement of the Claim, and the Tendering Party must provide the Defending Party with reasonable assistance in the defense of the Claim (for which the Defending Party will reimburse the Tendering Party’s reasonable out of pocket expenses).  The Tendering Party will have the right to employ separate counsel and participate in the defense at its own expense.

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The Defending Party may not settle the Claim without the Tendering Party’s prior written consent, which consent cannot be unreasonably withheld, conditioned or delayed (except if the settlement requires no expense to or affirmative action by Tendering Party).  Neither party will acknowledge or admit fault or liability on the other’s part nor publicize any settlement without the other’s prior written consent, which consent cannot be unreasonably withheld, conditioned or delayed.

(c)

In a multi-party action that includes Claims for relief directed to both Microsoft and Company, each party will reasonably cooperate on a defense strategy to limit the overall liability for all parties across all Claims in the action.  Such cooperation will include providing specific information, witnesses, and evidence to support Microsoft and Company’s legal theories.

(d)

If Microsoft receives information concerning a covered intellectual property Claim, Microsoft may, at its option and expense, and in addition to its other rights under the Agreement, undertake further actions to mitigate or resolve the Claim such as: (i) procure the copyright, trademark, or patent rights, or licenses to address the Claim; (ii) replace or modify the Product or trademark to make it non-infringing; or (iii) if Microsoft reasonably determines, after the exercise of commercially reasonable efforts,  that neither of the foregoing are feasible, refund the Product Fees paid for affected Products in accordance with the provisions set forth in the associated Guides.

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8. LIMITATIONS ON LIABILITY, GENERAL

8.1

TO THE EXTENT PERMITTED BY LAWS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY DAMAGES FOR LOSS OF PROFITS OR REVENUES, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION OR DATA, OR FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, OR PUNITIVE DAMAGES.

8.2

THE TOTAL CUMULATIVE LIABILITY (IF ANY) OF EITHER PARTY TO THE OTHER UNDER A PROGRAM APPENDIX (INCLUDING ASSOCIATED INVESTMENT PROGRAMS) IS LIMITED TO DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED 100% OF THE PRODUCT FEES PAID, DUE OR OWING BY COMPANY TO MICROSOFT UNDER THE PROGRAM APPENDIX DURING THE 12-MONTH PERIOD PRIOR TO THE DATE ON WHICH THE RIGHT TO ASSERT A CLAIM FIRST AROSE, MINUS ANY AMOUNTS PAID BY THE LIABLE PARTY DURING THE SAME PERIOD FOR ANY PRIOR LIABILITY UNDER THE PROGRAM APPENDIX, OR AN AMOUNT AS OTHERWISE INDICATED IN THE PROGRAM APPENDIX. UNLESS OTHERWISE PROVIVED IN THE PROGRAM APPENDIX, IF THE PROGRAM APPENDIX HAS BEEN IN EFFECT FOR LESS THAN 12 MONTHS, DIRECT DAMAGES WILL NOT EXCEED THE AVERAGE MONTHLY PRODUCT FEES PAID, DUE OR OWING MULTIPLIED BY 12. IF A PRODUCT DOES NOT REQUIRE PAYMENT OF PRODUCT FEES, THE AMOUNT USED FOR CALCULATING THE CAP WILL BE $10.00 PER UNIT OF PRODUCT USED OR DISTRIBUTED BY COMPANY DURING THAT PERIOD.

8.3

THE LIMITATIONS ON LIABILITY AND ALLOWABLE DAMAGES WILL NOT APPLY TO EITHER PARTY'S (I) LIABILITIES FOR UNAUTHORIZED USE OR UNAUTHORIZED DISPOSITION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY (INCLUDING VIOLATION OF ANY LICENSE GRANTS AND LIMITATIONS, OR CONFIDENTIALITY OBLIGATIONS IN THE AGREEMENT); (II) OBLIGATIONS TO DEFEND AND PAY THIRD-PARTY CLAIMS; (III) BREACH OF THE BUSINESS INTEGRITY PRINCIPLES SET FORTH IN THE CORE TERMS; OR (IV) FRAUD AND GROSS NEGLIGENCE.  MICROSOFT AND COMPANY AGREE THAT ALL LIMITATIONS ON LIABILITY AND EXCLUSIONS ON ALLOWABLE DAMAGES SHALL APPLY EVEN IF ANY REMEDIES FAIL OF THEIR ESSENTIAL PURPOSE.

8.4

MICROSOFT AND COMPANY AGREE THAT A PARTY’S LIABILITY FOR ANY DAMAGES OR INDEMNITY SHALL BE REDUCED TO THE EXTENT THAT THE OTHER PARTY OR ITS AGENTS CAUSED OR CONTRIBUTED TO THE HARM GIVING RISE TO THE DAMAGES OR INDEMNITY OBLIGATION.

9. INSURANCE REQUIREMENTS, GENERAL

9.1

General Requirements.  Throughout the Agreement term, Microsoft and Company will each maintain sufficient insurance or a program of self-insurance to cover its risks and obligations under the Agreement. Upon request, a party will provide a certificate of such coverage to the other party to verify its compliance with this provision.

9.2	Program Requirements. Microsoft and Company each agree to comply with any additional insurance requirements specific to a Program as may be required by the related Program Appendix.

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CHANNEL PARTNER PROGRAM  IOT DISTRIBUTION PROGRAM APPENDIX (“IoT Disti PAX”)

This IoT Disti PAX enables Company to distribute Products through Microsoft’s IoT Distribution channel subject to Company’s ongoing compliance with the Agreement.

1. DEFINITIONS

“Additional Term” or “AT” means a term, condition or restriction described in the Product Terms Document to apply to a specific Product, in addition to the generally-applicable license provisions set forth in the Agreement.

“Associated Product Material” or “APM” means the materials associated with a specific Product that must be distributed together with that Product if specified by Microsoft. APM does not include Authenticity Tags.

“Authorized Replicator” or “AR” means a Microsoft-authorized replicator and supplier of APM or Authenticity Tags.

“Authenticity Tags” means physical labels or other Microsoft-designated indicia of authenticity related to a given Product, such as a COA.

“Authorized Subcontractor” means a third-party installer (previously referred to as “Third-party Installer” or “TPI”) or integrator that has entered into an agreement with a Qualified Customer as required in the CLA to engage in certain limited activities with Microsoft on a Qualified Customer’s behalf under the Agreement.

“Certificate of Authenticity” or “COA” means a Microsoft authenticity certificate or label designated for certain Products

“CLA” means the OEM Customer License Agreement for Customer Systems executed by and between Microsoft and a Qualified Customer.

“Customer System” means computing devices that a Qualified Customer distributes with Product, as further specified in this IoT Disti PAX and any applicable Additional Terms.

“Default Charge” means an amount owed as liquidated damages for each Unauthorized Disposition or other specified event of default.

“Embedded Application” means an industry or task-specific software program and/or function with the following attributes:

(a)	it provides the primary functionality of the Customer System; and
(b)	it is designed to meet the functionality requirements of the specific industry into which the Customer System is marketed and distributed, and it may offer functionality in addition to the Product.

“Image” means the Microsoft Binaries and the OEM Binaries.

“Microsoft Binaries” means the redistributable portions of the Product, in object code form, that a Qualified Customer includes in an Image.

“OEM Binaries” means all software, other than Microsoft Binaries, installed on a Customer System by or on behalf of a Qualified Customer. OEM Binaries includes Embedded Applications.

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“Price List” means, for the purpose of this IoT Disti PAX, the list of Products and associated Product Fees, as may be amended by Microsoft from time to time.

“Product(s)” means, for purposes of this IoT Disti PAX, the online services, tools, software, hardware, professional support or consulting services, including Updates, that Microsoft may make available under this IoT Disti PAX.

“Product Components” means Product, associated Authenticity Tags, any recovery image provided on media approved by Microsoft, Product Keys and Associated Product Materials.

“Product Key” means a unique identifier key, that is required to activate a Product.

“Product Recall” means the recall of any Product that Microsoft voluntarily decides to recall or that Microsoft is legally required to recall.

“Product Terms Document” means the document, published by Microsoft on the Partner Portal, containing Additional Terms.

“Qualified Customer” means an original equipment manufacturer of one or more Customer Systems that has an active signed CLA.

“Recovery Image” means a copy of the Image as originally installed on the Customer System. A Recovery Image is used to reinstall the Image.

“Reporting Guidelines” means the Sales-Out and Royalty Reporting Guidelines posted on the Partner Portal.

“Sample Code” means the software marked as “sample” or delivered in a folder marked “sample” that may be included as a part of the Product. Sample Code may be in source code or object code format.

“Standards” means publicly available technical specifications or standards for interoperability that are developed or published by a government-sponsored, industry-sponsored, or contractually-formed group (or any similar organization) that creates or licenses such specifications or standards and that may require licensing for use of patents. “Standards” are deemed to include such specifications or standards developed or published by a single company or organization other than Microsoft (e.g., the VP9 codec specification and other technical specifications independently developed by third parties).

“Suppliers” means Microsoft, or a Microsoft Affiliate designated by Microsoft, and other licensors or suppliers of Product or portions of Product.

“Telecommunication Standards” means telecommunications Standards and any related successors or derivatives, including Global System for Mobile (Communications) (GSM), General Packet Radio Services (GPRS), Code Division Multiple Access (CDMA), Single Carrier Radio Transmission Technology

(CDMA/1xRTT), Long Term Evolution (LTE), Worldwide Interoperability for Microwave Access (WiMAX),

Evolution-Data Only or Evolution-Data Optimized (“EV-DO”, “EVDO”), Enhanced Data rates for GSM Evolution (“EDGE”), and other such Standards that Microsoft may periodically identify on the Partner Portal.

“Time Sensitive Event” means a Claim, a Product Recall, a material Product defect or deficiency, or a governmental or regulatory request that Microsoft determines requires Company to cease distribution.

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“Unauthorized Disposition” means, for the purposes of this IoT Disti PAX, means theft, loss, transfer, sale, or distribution of Product, Product Keys or Authenticity Tags other than as expressly permitted by the Agreement, including transfer, sale, or distribution of Product, Product Keys or Authenticity Tags outside of the Territory

“Update” means a royalty-free replacement or re-release of a Product.

“Updated Image” means an Image that includes

(a)	an updated version of the Microsoft Binaries (including an Update);
(b)	an updated version of the OEM Binaries; or
(c)	an updated version of the Microsoft Binaries and an updated version of the OEM Binaries.

An Updated Image may include the previously distributed version of the Microsoft Binaries or the OEM Binaries, but not both. Additionally, an Updated Image need not be a full replacement Image and may consist only of an Update. All references to Updated Image shall also pertain to Updates unless specifically stated otherwise.

2. GENERAL RIGHTS, RESTRICTIONS, AND OBLIGATIONS

2.1	Distribution Rights and Restrictions under this IoT Disti PAX

(a) License.  Company may distribute Products together with all required Product Components, as specified in the Additional Terms and Guides, to Qualified Customers located in the Territory, and may also distribute Products to Authorized Subcontractors s worldwide (subject to any additional terms applicable to worldwide distribution in the Guides). Except as expressly allowed in the Agreement, Company will not distribute, sublicense, lease, rent, loan or otherwise transfer the Authenticity Tags, APM, or the Product to any third party.

(b) Restrictions

(i)

No Modification of Product Components.  Except as expressly permitted in the Agreement, Company will not modify or translate any of the Product Components.  Company will distribute the Product in the same form/packaging as received from the AR or Microsoft, or a Microsoft Affiliate designated by Microsoft. Company will not modify or remove any part of the contents or packaging of the Product.

(ii)	Removal of Product from Partner Portal. If Microsoft has removed a Product from the Partner Portal, Company may only continue to distribute the Product until the earlier of:
(A)	the Product distribution end date that is set by Microsoft; and
(B)	termination or expiration of the Agreement or this IoT Disti PAX.
(iii)	No Distribution to Other Microsoft IoT Distributors. Unless otherwise provided in writing from Microsoft, Company may not deliver Product to any other company that has an effective IoT Disti PAX.

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2.2

Distribution to Qualified Customers.  Company must verify via the designated Partner Portal that each Qualified Customer has an active CLA. If a potential Qualified Customer does not have an active CLA in place, Company must ensure that the potential Qualified Customer executes a CLA prior to distributing Product to such potential Qualified Customer. Upon request, Company will assist the potential Qualified Customer in signing a CLA in accordance with the procedures described in this section.

(a)	Potential Qualified Customers. Company will perform the following steps for each potential Qualified Customer that elects to sign a CLA as required by this IoT Disti PAX:
(i)	ensure that the potential Qualified Customer’s physical or street address is within the Territory before the potential Qualified Customer signs a CLA;
(ii)	notify each potential Qualified Customer that only an authorized signatory of the prospective Qualified Customer may execute the CLA;
(iii)	ensure that the potential Qualified Customer signs the most current CLA form;
(iv)	instruct the potential Qualified Customer to review the applicable Product Terms Document before the Qualified Customer first licenses any Product; and
(v)	verify that the information provided by the potential Qualified Customer is complete and correct.
(b)	Qualified Customers. Company:
(i)	may provide Recovery Images and Update Images to Qualified Customers as received from an AR and in accordance with the Guide;
(ii)	may provide Updates on external media and any related Additional Terms to Qualified

Customer as received from an AR or Microsoft; and

(iii)	will forward to Microsoft the Qualified Customer-signed originals of any hardcopy CLAs returned to Company in time for sales-out reporting.

(c) Notices to Qualified Customers

(i)	Company will instruct each Qualified Customer that Qualified Customers may only distribute Products:
(A)	as part of the Qualified Customers’ Customer Systems;
(B)	that were obtained by the Qualified Customers directly from a Microsoft-authorized distributor; and
(C)	in accordance with the CLA and the Product Terms Document.
(ii)	Company will instruct each Qualified Customer that Qualified Customers may only reproduce and distribute Update Images, Updates, and Recovery Images in accordance with the CLA.
(d)

Early Product Distribution.  Microsoft agrees that between the time Company has been notified that the Qualified Customer has signed the CLA and the date Microsoft countersigns the CLA (a) Company may distribute Products to the Qualified Customer, and (b) that, as between Microsoft and Company, the CLA will be deemed countersigned by Microsoft.

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(e)

Cease Distribution to Qualified Customers.  Company will cooperate with Microsoft in investigating instances of unauthorized distribution of Products by Qualified Customers. Upon notice from Microsoft, Company will promptly discontinue distribution of Product to Qualified Customers. Company will make commercially reasonable efforts to retrieve any Products previously distributed to such Qualified Customers.

(f)

No Conflicts.  Company will ensure that any agreement that it has with a Qualified Customer is consistent with Company’s rights and obligations under the Agreement. Company will not provide to Qualified Customers any non-Microsoft information that conflicts with, supersedes, or purports to supersede the CLA or the Product Terms Document.

2.3	Ordering Product from Authorized Replicators
(a)

Company may only acquire APM and Authenticity Tags from ARs. A list of ARs is available on the Partner Portal. Microsoft may update that list from time to time. Unless Company has prior written authorization from Microsoft, Company must require ARs to ship the APM and Authenticity Tags to premises owned or controlled by Company in the Territory.

(b)	Company will order and acquire from an AR (or Microsoft, or a Microsoft Affiliate designated by Microsoft) only those Products listed on the designated Partner Portal.
(c)

Company may order Recovery Images and Update Images (on behalf of Qualified Customers) that are based on Products listed on the designated Partner Portal. Recovery Images and Update Images may only be distributed to Qualified Customers, or Authorized Subcontractors on behalf of Qualified Customers.

(d)

Microsoft may require ARs to refuse or limit orders placed by Company in quantities greater than Microsoft reasonably determines that Company will be able to make timely payment for or distribute. Microsoft will give Company written notice if it takes this action.

2.4

Internal Development, Testing, and Qualified Customer Support. Company may acquire Product software and a commercially reasonable number of Product Keys strictly for internal development, testing, training, and/or Qualified Customer support purposes only in nonproduction environments on Company premises.

2.5

Product Support.  Company agrees to use commercially reasonable efforts and professional care and skill in providing service and support for the Products to Qualified Customers. Company will advise Qualified Customers to contact Company for support. During the Term, Company will maintain a valid technical support services contract for the Products through Microsoft OEM Services for Embedded Partners or with a third party for an equivalent level of such services. Company may demonstrate to Microsoft that Company itself provides an equivalent level of such services. Should Microsoft, in its sole discretion, determine that Company’s services are of an equivalent level, Microsoft may deem that such services may be relied upon in lieu of such contract.  Company will provide Microsoft with 90 days’ prior written notice of any substantive change in Company’s support policy for Products. If Company chooses to acquire support through Microsoft, Company agrees that Microsoft may charge applicable support fees under such contract.

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2.6	Other Parties
(a)

Independent Controllers.  Unless Microsoft and Company enter into additional terms addressing processing of Personal Data, they agree that they are each acting as independent controllers for purposes of any Personal Data used or shared under this Program and, as such, they will each independently comply with any applicable Data Protection Law that pertains to independent controllers.

(b)

Microsoft Affiliates.  Microsoft Affiliates are third-party beneficiaries of the Agreement. If the doctrine of third-party beneficiaries is not recognized in the applicable jurisdiction, the parties agree that while Microsoft’s Affiliates are not parties to the Agreement, the Microsoft entity designated in the Enrollment is a trustee of Microsoft’s Affiliates for the limited purpose of holding in trust those rights in favor of Microsoft’s Affiliates. The parties agree that a Microsoft Affiliate may enforce such rights without being required to add the Microsoft entity designated in the Enrollment as a party to any proceedings for such enforcement.

(c)	Company Affiliates. Company may not authorize a Company Affiliate to perform Company’s obligations under this IoT Disti PAX without Microsoft’s prior express written approval.
2.7	No Company CLA. Company will not execute a CLA unless expressly permitted by Microsoft. Company is not permitted to act as a Qualified Customer.

3. AVAILABLE PRODUCTS

3.1	Available Products and Price List
(a)

The Price List will identify the specific Products that Company is authorized to distribute under this Program. The Price List or the Enrollment may also identify any related Product Terms and Guides specific to the authorized Products. Company’s eligibility to continue distributing Products under this IoT Disti PAX under any special pricing, discounts, or incentives may be subject to Company meeting certain distribution volumes and capabilities.

(b)

Product Fees are stated as a base list price, before applying any taxes, duties, fees, excises, or tariffs. Listed Product Fees do not reflect any: (i) incentives, discounts, or rebates for which a Product may be eligible; (ii) additional Default Charges that Company may owe to Microsoft as the result of its breach of the Agreement; or (iii) possible additional charges from third parties for media, Authenticity Tags, or APM, for which Company is responsible. Any exceptions applicable to Company’s duty to pay the Product Fees for a given Product will be set forth in the Guide.

3.2

Change Management.  Microsoft may implement updates and changes to its Price List, the Product Fees, the Territory, available Products and Product features, Product Terms, Product Materials, and Guides by providing written notice directly to Company or by notice issued via the Price List or a Partner Portal.

(a)	Changes to Product Fees. Microsoft may lower or raise Product Fees for existing Products at any time and for any reason or no reason via an update to the Price List.
(b)

Changes to Available Products and Product Features and Functionality. At least 15 days prior to the first day of each month, Microsoft will post the Price List for the upcoming month on the Partner Portal.  Microsoft may modify the Price List upon any monthly update cycle.

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

Submission of Product orders to ARs or distribution of Product after the effective date of any modifications to the Price List will constitute Company’s acceptance of such modifications. The new Price List will be effective on the date specified on the Price List or, if no date is specified, upon notice of the change.

(i)	Microsoft may add new Products to the Price List at any time without notice.
(ii)

Microsoft may remove a Product (or form factor, version or SKU) from the Price List at any time without notice. Microsoft will use reasonable efforts to provide 30 days’ notice before such removal becomes effective unless the removal relates to a Time Sensitive Event a currency fluctuation event, or a cease distribution event.

(iii)

Microsoft may modify an existing Product to add new features or functionality or remove existing features or functionality at any time without notice. Microsoft will use reasonable efforts to provide 30 days’ notice before a material modification becomes effective unless the modification relates to a Time Sensitive Event, a currency fluctuation event, or a cease distribution event.

(c)	Changes to Guides. Microsoft may modify any Guide arising under this IoT Disti PAX with 30 days’ prior notice.
(d)

Changes to Territory.  Microsoft may change the approved Territory at any time.  Microsoft will give Company at least 90 days’ prior notice before it reduces the geographic regions included in approved Territory.

3.3

Cease Distribution Events.  Company will not distribute or market any Products for which it has received notice from Microsoft to cease distribution.  Upon receipt of such notice from Microsoft, Company will use reasonable efforts to cease distribution and marketing of affected Products within the time periods described in subsections (a) and (b) below and will cooperate and comply with Microsoft’s instructions regarding the disposition of such Products.

(a)

Time Sensitive Cease Distribution Events.  In the event of a Time Sensitive Event, Company will use reasonable efforts to cease distribution and marketing of the affected Product immediately upon notice from Microsoft.

(b)

Other Cease Distribution Events.  In scenarios other than a Time Sensitive Event, Company will cease distribution and marketing of the affected Product within 30 days of the date of notice from Microsoft.

(c)

Responsibility for Product Fees.  Microsoft will issue a credit to Company for the Product Fee paid for the affected Product if it issues a cease distribution notice under Sections 3.3(a) or (b), unless the applicable Product Terms or Guide provide otherwise.

(d)

Duty to Mitigate.  If Microsoft issues a notice to cease distribution to Company and Company continues to distribute and market the affected Product after the time periods described in subsections (a) and (b) above, then Microsoft will have no duty or liability arising from Company’s continued distribution and marketing in violation of such notice, including under Section 7 (Defense of Third Party Claims, General) of the Channel Terms or Section 7 below.

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

3.4

Product Ownership.  This IoT Disti PAX does not give Company title to any Product, packaging, papers, materials, or other property of Microsoft related to a Product. Microsoft retains title to all APM and Authenticity Tags (and related materials) from the time that the Product is acquired by Company until Company distributes the Product to the Qualified Customers or an OM on behalf of the Qualified Customer. In no circumstances will any receiver or trustee of Company be entitled to sell or distribute any Product obtained by Company pursuant to this IoT Disti PAX.

4.  REPORTING, INVOICING, PAYMENT, AND RETURNS

4.1

Reporting.  Within 15 days after the end of each calendar month, Company will provide a report as required by the then-current Reporting Guidelines. Company must provide a final report 15 days after the Agreement or this IoT Disti PAX terminates or expires. If Company does not provide a sales-out report within the time-period provided in this Section 4.1 and fails to provide a salesout report after 30-day notice sent by Microsoft, Microsoft may place on hold new orders from Company. Company will be unable to place new orders under this IoT Disti PAX until all past due sales-out reports are submitted.

4.2	Invoicing and Payment

(a) Invoices.  For each unit of Product distributed by Company, Company agrees to pay Microsoft the Product Fee in the Price List in effect during the month in which Product is shipped by Company. For each Product licensed under this IoT Disti PAX, Microsoft will invoice Company for the royalties and other amounts due for each month. Microsoft will post any applicable invoice on the Partner Portal within 3 business days after the date of invoice. Microsoft will also provide invoices by mail if required by Laws or requested by Company.

(b) Payment

(i)

Payment Due Date. Company must remit one payment to Microsoft as specified in the Reporting and Payment Schedule. Payments are due no later than 45 days after the end of each calendar month in which Company is reporting (“Payment Due Date”). Company will pay each invoice by the Payment Due Date. Company must include the Microsoft Agreement number and the Microsoft invoice numbers with each payment. Payments exclude any taxes, duties, fees, excises or tariffs imposed on any of the Company’s activities in connection with the Agreement. Company must pay these charges, taxes and other fees. Royalties also exclude any charges by the AR for Authenticity Tags or APM.

(ii)

Currency. All payments will be made in US Dollars, unless otherwise specifically provided in this IoT Disti PAX, the Program Enrollment, or a Guide. If Microsoft (China) Company Limited is the Microsoft contracting entity or a Microsoft Affiliate under the Agreement, with respect to Company’s transactions with Microsoft (China) Company Limited, all payments must be in Renminbi (CNY) and amounts owed will not be satisfied by a tender or any recovery pursuant to any judgment that is expressed in or converted by Microsoft to any currency other than CNY. Microsoft will establish the exchange rate for a given month by using the London spot close foreign exchange rate published in Reuters two business days prior to the last business day of the previous month. Such exchange rate will apply against orders fulfilled during the applicable month and will be reflected in the corresponding invoice. Notwithstanding this, Microsoft reserves the right to modify the process of conversion from US Dollars to Renminbi (CNY), provided that Microsoft gives 90 days prior notice to Company.

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

(c)  Late Payment. In addition to the remedies set forth in Section 4.5 (Late Payment) of the Channel Terms, if Company fails to pay any royalty or other payment due under this IoT Disti PAX by the applicable due date, then Microsoft may:

(i)	assess a non-recurring late charge of 1% on the past due amount;
(ii)	assesses a recurring late charge on the past due amount at an annual rate equal to 12% (accruing daily from the Payment Due Date through the date of actual payment); and
(iii)

require ARs to suspend all pending Company orders. Microsoft will charge late fees to the extent permitted by Laws. If Microsoft charges late fees, it will be without prejudice to any other right or remedy available.

4.3

Reporting Error.  If Company discovers a reporting error, Company will report the error to Microsoft in writing within 3 calendar months after the end of the calendar month in which the Product was distributed.

4.4	Returns. Company will manage any returns of Product in accordance with the applicable Guide.

5.  AUDIT.  The following audit requirements are in addition to those set forth in Section 5 (Audit, General) of the Channel Terms.

5.1

Relevant Records.  For the purposes of this IoT Disti PAX, “Relevant Records” will include complete financial statements and all documents related to acquisition, reproduction, installation, distribution, and other disposition of each unit of Product Component (including manufacturing processes and systems related to the management of Product, Authenticity Tags and Product Keys). If Relevant Records are co-mingled with other non-relevant and Company Confidential Information, Company may provide complete records that redact such non-relevant Confidential Information.

5.2

Material Discrepancy Threshold.  For purposes of this IoT Disti PAX, the Material Discrepancy threshold will be met if an audit reveals amounts owed by Company to Microsoft in excess of US$25,000.00, or, if Microsoft (China) Company Limited is the Microsoft contracting entity or a Microsoft Affiliate under the Agreement, with respect to Company’s transactions with Microsoft

(China) Company Limited, CNY 200,438.00, for the applicable Products during the audited period.

6.  AUTHENTICITY TAG AND APM MANAGEMENT, DEFAULT CHARGE

6.1	Authenticity Tag and APM Management.
(a)

Company assumes all risk of loss of, or damage to, Authenticity Tags or APM during transit between suppliers and Company. Company must implement digital and physical security measures, inventory management policies, and controls designed to prevent the loss, theft, or other unauthorized use or distribution of all Authenticity Tags and APM. Company must track and maintain accurate records of the location of all Authenticity Tags and APM.

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

(b)

If Company becomes aware of any Unauthorized Disposition, or of any loss or damage caused by a Force Majeure, Company must immediately notify Microsoft. Company must give Microsoft reasonable assistance if Microsoft chooses to investigate the Unauthorized Disposition. If Microsoft presents Company with credible and reliable evidence that an Unauthorized Disposition of Authenticity Tags or APM in Company’s control has occurred, Company must use reasonable efforts to cooperate with Microsoft to carry out an investigation of the suspected activities.  Notwithstanding any limitations set forth in Section 5 (Audit, General) of the Channel Terms, upon request from Microsoft, Company agrees to provide Microsoft with access to records, IT systems and physical sites directly related to Company’s management of Authenticity Tags and APM.  If an investigation results in a referral to law enforcement agencies, or if Microsoft initiates other legal action enforce its rights against responsible parties, Company agrees to provide reasonable and timely cooperation and information.

6.2

Default Charge.  Company must pay the Default Charge for each unit of Product (including Authenticity Tags) distributed in violation of the terms of the Agreement, including this IoT Disti PAX.  If Company cannot account for Product, those missing Products will be deemed to have been distributed in violation of the Agreement. The parties agree that the Unauthorized Disposition of Product would result in damages to Microsoft that are impractical and difficult to ascertain. The parties also agree that the Default Charge is a reasonable and genuine estimate of the loss to Microsoft.  The Default Charge for each Product is 130% of the royalty for the Product (excluding discounts and rebates), less any royalty paid. Payment of the Default Charge and any late fees will constitute Microsoft’ sole and exclusive compensatory remedy in case of unauthorized distribution of Product software, recovery media or Authenticity Tags, provided, that this does not limit Microsoft’ ability to seek equitable relief in case of Unauthorized Disposition of same.

6.3	Damaged Materials. For Authenticity Tags damaged irreparably during the ordinary course of Company’s business, Company will:
(a)	Maintain a log of each damaged or destroyed COA. For each such COA, the log must include the date damaged or destroyed, Product name, COA serial number and cause of damage or destruction; and
(b)	Return each damaged COA to the AR and/or Microsoft Affiliate from which the COA was acquired as outlined in the Returns and Destruction Process on the Partner Portal.
6.4	Materials in Transit. Company assumes all risk of loss or damage to Authenticity Tags and APM in transit between AR and Company.
6.5

Replacement Units.  No additional royalty will accrue to Microsoft for Product or Recovery Media that is shipped to replace a defective unit. Company must distribute such replacement units directly to Qualified Customer at no charge, except for the reasonable costs Company incurs for materials, shipping, and handling.

7.  DEFENSE OF THIRD-PARTY CLAIMS.  The following defense obligations are subject to the conditions and other terms in Section 7 (Defense of Third-Party Claims, General) of the Channel Terms.

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

7.1	Microsoft Obligations
(a)

Subject to any Product-specific defense limitations or exclusions contained in the Product Terms and any other conditions and limitations in the Agreement, including subsection (b) below, Microsoft will, at its own expense, defend Company based on a Claim, and pay a judgment or settlement in such Claim, to the extent:

(i)	arising from Microsoft's gross negligence, or intentional acts or omissions;
(ii)	alleging that the Product, or Company’s use of Microsoft trademarks in connection with promotion of Products, infringes a third party’s trademark;
(iii)

alleging that the Product, alone, without combination or modification, either (1) directly infringes an asserted patent claim or (2) embodies all the essential inventive elements of an asserted patent claim; except for patents that are alleged to be infringed by or essential to an implementation of a Standard, provided that this exception does not apply to third party claims where Company has merely distributed the Products in compliance with this Agreement and in the form as it was provided to Company by Microsoft; or

(iv)	alleging that the Product infringes a third party’s copyright; or
(v)

alleging that the Product misappropriates a trade secret (as “misappropriates” and “trade secret” are defined in the Uniform Trade Secrets Act or, if the Agreement is governed by the laws of a jurisdiction outside the United States, “misappropriates” will mean “intentionally unlawful use” and “trade secret” will mean “undisclosed information” as specified in Article 39.2 of the Agreement on Trade-Related Aspects of Intellectual Property Rights, including Trade in Counterfeit Goods (TRIPS Agreement); Microsoft has no duty or liability to the extent that the trade secret Claim is based on Company acquiring a trade secret (1) through improper means, (2) under circumstances giving rise to an independent duty by Company or a Company Affiliate to maintain secrecy or limit the use of the trade secret, or (3) from a party (other than Microsoft or its suppliers) that owed a duty to maintain the secrecy or limit the use of the trade secret to the party asserting the trade secret claim).

Any such claim, as defined above, being a “Company Claim” or “Claim” where the context requires.

(b)

Limitations.  Notwithstanding the foregoing, Microsoft has no obligation or liability (i) based on Company’s manufacture, use, sale, offer for sale, importation or other disposition or promotion of Product or trademark in violation of the Agreement, but only to the extent that the Claim results from such violation; or (ii) with respect to Sample Code.

(c)	Other Claims
(i)

Regarding any claim (other than a Company Claim) related to a Product, Company will promptly notify Microsoft in writing of such claim. Microsoft has no duty to defend Company or pay damages arising out of such claim.

(ii)	Company agrees that Microsoft has the right, in its sole discretion, to assume at any time the defense of any such claim. If Microsoft assumes the defense of any such claim:

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

(A)	Microsoft will notify Company in writing of Microsoft’s election;
(B)	Microsoft must have sole control over the defense and settlement of the claim;
(C)	Company will provide Microsoft with reasonable assistance in the defense of the claim;
(D)	Microsoft will defend Company against that claim; and
(E)	Microsoft will pay any adverse final judgment (or settlement that Microsoft consents to) resulting from defending such claim.
(d)	Notices; Injunctions
(i)

Microsoft may provide Company with notice of a recommendation that Company stop the manufacture, use, sale, offer for sale, importation or other disposition or promotion of Products or trademark due to a claim (including a Company Claim). Company will reimburse Microsoft and Microsoft Affiliate designated by Microsoft for all damages, costs, and expenses (including reasonable attorneys’ fees) they incurred because of Company’s activities contrary to such recommendation more than 20 days after the date of Microsoft’s notice.

(ii)	If, in connection with a claim (including a Company Claim), a court enjoins Company from distributing any Products in its inventory and within 60 days after the injunction:
(A)	the injunction is not lifted;
(B)	Microsoft has not procured a license that enables Company to distribute the enjoined Products; and
(C)

Microsoft has not modified the affected Products to make them non-infringing; then such Products will not be available for distribution under the Agreement. Company will return any corresponding Products in accordance with the then-current Guide.

Company Obligations.  Company will, at its own expense, defend, indemnify, and hold Microsoft and its Suppliers harmless based on a Claim, and pay a judgment or settlement in such Claim, to the extent:

(a)	arising from Company's default or breach of the Agreement, gross negligence, or intentional acts or omissions;
(b)

arising from Company’s marketing, advertising, promotion of any Product, whether in the regular course of distribution or in connection with Company’s participation in any Investment Program, including any misrepresentation or unauthorized statements about Microsoft or any Product (except to the extent the Claim arises from Company's actions taken at Microsoft’s request or the use of materials provided by Microsoft without material alteration by Company);

(c)

alleging property damage, death or personal injury attributable to, and proximately caused by, Company’s modification of Products or combination of a Product with another non-Microsoft product (except to the extent the Claim arises from Company's actions taken at Microsoft’s request);

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

(d)

alleging that Company’s combination of a Product with any Non-Microsoft Product infringes a third party’s patent, copyright, or trade secrets, to the extent such infringement would not have arisen but for such combination (and except to the extent the Claim arises from Company's actions taken at Microsoft’s request);

(e)	alleging that Microsoft’s use of Company trademarks in connection with promotion of Company or Company's products infringes a third party’s trademark;
(f)

arising from Company’s continued use, sale, offer for sale, importation or other disposition or promotion of a Product, use of Microsoft intellectual property, or participation in any Investment Program, more than 30 days following notice from Microsoft requesting or requiring that Company cease such activities due to a Claim (any such, a “Microsoft Claim” or a “Claim” where the context requires).

8.

TERM AND TERMINATION. The following provisions are specific to the termination of the Agreement and/or this IoT Disti PAX. Section 8.3(d)(i) below addresses the impact of termination on other authorizations between Microsoft and Company that may share common terms.

8.1	Term and Expiration. The Agreement will be effective as of the Effective Date stated on the Program Enrollment and shall remain in effect until the earlier of when it naturally expires if the

Program Enrollment specifies a term period or when either party terminates it according to the Agreement terms. Termination will be effective without further action by the parties at the end of the applicable notice period.

8.2

Termination Without Cause.  Either party may terminate the Agreement or a Program Appendix at any time without cause and without the intervention of the courts by giving the other party not less than notice as follows:

(a)	90 days’ notice for this IoT Disti PAX; and
(b)

90 days’ notice for the Agreement, unless a separate channel authorization under the Agreement requires a longer notice period for terminating the Agreement, in which case the longer notice period will control.

8.3	Termination for Cause
(a)

If a party materially breaches the Agreement or a Program Appendix, the other party can terminate the Agreement or the Program Appendix for cause. The terminating party will give the breaching party not less than 30 days’ notice and the opportunity to cure the breach if the cause for termination is curable. If the breach is not curable, the breaching party has already been given the opportunity to cure the same or a similar breach before, or the breach relates to the disclosure of confidential information, misappropriation of intellectual property, insolvency, bankruptcy or similar proceedings under law, the admission in writing of an inability to pay debts or the assignment for the benefit of creditors, then the non-breaching party may terminate the Agreement or this IoT Disti PAX immediately upon notice.  In addition, if an event described in Section 8.3(b)(iii) occurs, then Company’s distribution rights under the Agreement will be suspended as of the date such event occurs.

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

(b)	Microsoft may also terminate the Agreement or this IoT Disti PAX for cause if Company:

(i)submits “zero dollar” royalty reports (or, if Microsoft (China) Company Limited is the Microsoft contracting entity or a Microsoft Affiliate under the Agreement, with respect to Company’s transactions with Microsoft (China) Company Limited), “zero CNY” royalty reports), for 3 consecutive calendar months;

(ii)materially fails to comply with any surviving payment obligation under a prior Microsoft OEM Distribution Agreement for software Products for Customer Systems;

(iii)

becomes insolvent, enters bankruptcy or similar proceedings under applicable law; admits in writing its inability to pay its debts; or makes or attempts to make an assignment for the benefit of creditors; or

(iv)	does not meet any of the payment terms required under this IoT Disti PAX.
(d)	Effect of Termination
(i)

Termination of Other Documents.  Termination or expiration of the Agreement will terminate this IoT Disti PAX, the Channel Terms, and the Core Terms solely as incorporated in the Agreement; although the Channel Terms and Core Terms will continue to survive if they are incorporated into a separate and surviving agreement as between Microsoft and Company, but solely with respect to such separate and surviving agreement(s).

(ii)

Product Obligations.  Upon termination or expiration of the Agreement or this IoT Disti PAX, all of Company’s license rights will immediately cease and Company must immediately cease distribution of all Products.

(iii)	Return of Property. Within 10 business days from expiration or termination of the Agreement, Company will:
(A)	Return all Products in inventory to an AR per the Returns and Destruction Policy on the Partner Portal;
(B)	Return any hardcopy CLA forms to Microsoft; and
(C)	Return to Microsoft, or destroy at Microsoft’s direction, any Microsoft Confidential Information or other Microsoft property in Company’s possession or under Company’s control.
(iv)

Payment Obligations. If Microsoft terminates the Agreement or this IoT Disti PAX due to Company’s breach, Company must pay all outstanding amounts due as of the termination effective date. In all other cases, Company must pay all outstanding amounts due within 30 days of the effective date of termination or expiration. Microsoft may withhold any amounts or credits due to Company until it receives Company’s payment in full of any amounts due.

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

(v)	To the extent permitted by Laws, neither party will be liable to the other for damages resulting solely from terminating the Agreement or this IoT Disti PAX according to its terms.
(e)

Termination Assistance.  Upon notice that the Agreement or this IoT Disti PAX is expiring or to be terminated, each party must assist the other to wind-down their respective obligations under the Agreement or this IoT Disti PAX in an orderly manner.

(f)

Unauthorized Disposition of Products.  Upon the termination of the Agreement or this IoT Disti PAX, or if Microsoft suspends Company’s distribution rights, Microsoft may take any actions that may be advisable to prevent Unauthorized Disposition of Products then in Company’s inventory and to ensure timely return or destruction of such Products.

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

CUSTOM TERMS ADDENDUM TO

MICROSOFT GLOBAL PARTNER AGREEMENT

(BSQUARE CORPORATION)

CHANGES OR ADDITIONS TO AGREEMENT I.	Windows 10 IoT Enterprise 2015—[***] and [***]Point of Service Devices
1.

Subject to the terms of the Agreement, Microsoft grants Company the right to distribute the Microsoft Products specified herein to [***] solely for use in up to [***] new, Point of Service Customer Systems (“POS Devices”) to be distributed to [***] and its franchisees [***] as follows:

(a)	Company may purchase one of the following Products at a Product Fee of [***] USD per unit for the purposes of Par creating an Image for preinstallation onto new POS Devices to be shipped to [***]:

Product Name	End Item Part Number
Windows Embedded POS Ready 7	S5C-00065
Windows® 10 IoT Enterprise 2015 LTSB for Retail or Thin Clients (ESD)	5JV-01146
Windows® 10 IoT Enterprise 2015 LTSB Value (ESD)	6EU-00121
Windows® 10 IoT Enterprise 2015 LTSB Value (ESD)	6EU-00125
Windows® 10 IoT Enterprise 2016 LTSB Value (ESD)	6EU-00030
Windows® 10 IoT Enterprise 2016 LTSB Value (ESD)	6EU-00035
Windows® 10 IoT Enterprise SAC Value (ESD)	6F6-00031
Windows® 10 IoT Enterprise SAC Value (ESD)	6F6-00037
(b)	[***] may choose to distribute with each new, [***] POS Device, one of the following

Field Upgrade Products (“Field Upgrade License”) for a Product Fee of [***] USD per unit:

Product Name	End Item Part Number
Windows® 10 IoT Enterprise 2015 LTSB Upgrade Value (ESD)	6EU-00128
Windows® 10 IoT Enterprise 2015 LTSB Upgrade Value (ESD)	6EU-00131
Windows® 10 IoT Enterprise 2016 LTSB Upgrade Value (ESD)	6EU-00041
Windows® 10 IoT Enterprise 2016 LTSB Upgrade Value (ESD)	6EU-00047
Windows® 10 IoT Enterprise SAC Upgrade Value (ESD)	6F6-00043
Windows® 10 IoT Enterprise SAC Upgrade Value (ESD)	6F6-00049

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

(c)

Company will pay the Product Fee set forth in paragraph 1(a) and 1(b) above.  For each unit of Product purchased in 1(a) and 1(b) above, Company must include the following billing code in its sales out report:  127662.

2.

For installation on existing, in-field POS Devices currently deployed by [***], Company may purchase the Field Upgrade Licenses listed in Section I (1)(b) of this Custom Terms Addendum, at a Product Fee of [***] USD per unit.  For each Field Upgrade License Product purchased for the purposes described in this Section I (2) of the Custom Terms Addendum, Company must include the following billing code in its sales out report: 127440.

3.

Company will inform [***] to modify the License Terms for the Products to incorporate limitations specified above. Company will require Par to have hardware that can support the Field Upgrade license at time of purchase.

4.	The rights set forth in this Section I of the Custom Terms Addendum are effective until the earlier of (i) February 29, 2020, or (ii) termination of the Agreement.
5.	Company acknowledges and agrees that this is a one-time offer limited in duration and that Microsoft is not obligated at any time in the future to make a similar offer available to Company.

II. Windows 10 IoT Enterprise 2016—[***]

1.

For the period beginning July 1, 2017 and ending on June 30, 2020, Company may distribute to [***] only, the Products listed below at a Product Fee that is [***] discount from Customer's price tier, provided that [***] meets the milestone requirements specified in Section III (2) below.

End Item Number	Legal name
6EU-00029	Windows® 10 IoT Enterprise 2016 LTSB High End (ESD)
6EU-00034	Windows® 10 IoT Enterprise 2016 LTSB High End (ESD)
6EU-00046	Windows® 10 IoT Enterprise 2016 LTSB Upgrade High End (ESD)
6EU-00040	Windows® 10 IoT Enterprise 2016 LTSB Upgrade High End (ESD)
6EU-00049	Windows® 10 IoT Enterprise 2016 LTSB High End (ESD)
6F6-00030	Windows® 10 IoT Enterprise SAC High End (ESD)
6F6-00036	Windows® 10 IoT Enterprise SAC High End (ESD)
6F6-00042	Windows® 10 IoT Enterprise SAC Upgrade High End (ESD)
6F6-00048	Windows® 10 IoT Enterprise SAC Upgrade High End (ESD)
6F6-00051	Windows® 10 IoT Enterprise SAC Upgrade High End (ESD)

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

2.

On an annual basis, Company must verify continued eligibility for the Product discounts listed in Section III (1) of this Custom Terms Addendum, based on [***] achievement of the following milestones.  Microsoft will assist with this assessment by confirming to Company upon request whether [***] remains eligible for the discount.

(a)	Year 1 Milestone (July 1, 2017 – June 30, 2018). [***] must:
(i)	move all devices currently on Windows 7 Embedded Systems to Windows 10 IoT Enterprise;
(ii)	provide an Azure security and surveillance solution beta operational with 10+ End User Network Video Recorders (NVRs) attached;
(iii)	provide an Azure security and surveillance solution released with general availability and active marketing efforts;
(iv)	provide an Azure security and surveillance solution generally available and marketed across US and Canada;
(v)	provide at least one Windows 10 IoT device attached to an Azure solution released with general availability (Note: Archive storage to Azure cloud would count if attached to Windows 10 IoT device);
(vi)	provide quarterly reporting to Microsoft Account Manager of Azure consumption/usage details by scenario; and
(vii)	all above milestones must be met by June 30, 2018 for [***] to receive the discount in Year 2. Non-compliance to above milestones will not result in a charge back to Company.
(b)	Year 2 Milestone (July 1, 2018 – June 30, 2019) [***] must:
(i)	aggregate Azure non-internal use consumption of [***];
(ii)	create an Azure and Windows I0 IoT Solution case study, along with Microsoft, published no later than September 30, 2018;
(iii)	provide quarterly reporting to Microsoft Account Manager of Azure consumption/usage details by scenario; and
(iv)	all above milestones must be met by June 30, 2019 for [***] to receive the discount in Year 3. Non-compliance to above milestones will not result in a charge back to Company.
(c)	Year 3 Milestone (July 1, 2019 – June 30, 2020) Avigilon must:
(i)	provide quarterly reporting of Azure consumption/usage details by scenario.

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Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]

3.

For each unit of Product listed in Section III (1) of this Custom Terms Addendum, Company must include the following billing code in its sales out report during the Program Period to earn the discount: 127219.

4.	Company will request from Microsoft, by May 31 of each year, the status of [***] performance with respect to the yearly milestone requirements specified in Section III (2) above.

Microsoft will respond to Company within 30 days of each request.  [***] performance during each annual period will determine eligibility for the subsequent period(s). If [***] does not meet each milestone requirement listed in Section III (2), or Microsoft does not confirm [***] compliance, Company will stop reporting Product under the above billing code. In this event, Company will only receive the discount for units purchased after all requirements are met by [***]. Microsoft will notify Company when [***] has met requirements

CONFIDENTIAL

Microsoft Global Partner Agreement NOV 2018	Document Tracking Number: [***]